As Filed with the Securities and Exchange Commission on August 9, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 4, 2005

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)

(800) 299-2265
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

            Bank of America Corporation ("Bank of America") maintains a Euro Medium-Term Note Program (the "Program") which provides for the issuance, from time to time, of its senior and subordinated debt securities in the international capital markets.  Effective as of August 4, 2005, Bank of America has increased to U.S. $20 billion (or the equivalent in other currencies) the maximum aggregate principal amount authorized to be outstanding at any time under the Program. Under the Program, Bank of America may issue unsecured medium-term notes with such terms, including currency, rate and maturity, as are agreed between Bank of America and the purchasers of the notes at the time of sale. These notes are issued pursuant to the terms of an Amended and Restated Agency Agreement dated as of August 4, 2005, among the Registrant and JPMorgan Chase Bank, London Branch, as issuing and principal paying agent.

           Notes are issued under the Program pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act"); are not registered under the Act; and may not be offered or sold in the United States or to a U.S. person absent registration or an applicable exemption from the registration requirements of the Act.

        As of August 4, 2005, there is approximately U.S. $10.1 billion (or its equivalent in other currencies) in principal amount of notes outstanding under the Program, leaving approximately U.S. $9.9 billion (or its equivalent in other currencies) available for issuance under the Program as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By: /S/ TERESA M. BRENNER TERESA M. BRENNER Associate General Counsel

Dated:  August 9, 2005